                                                                    EXHIBIT 10.1

                              FORBEARANCE AGREEMENT


         THIS FORBEARANCE AGREEMENT (this "Forbearance Agreement") is made and entered into on July 26, 1999 and effective as of July 1, 1999 (the "Effective Date"), by and among KCS Energy, Inc., a Delaware corporation ("KCS"), KCS RESOURCES, INC., a Delaware corporation ("KRI") for itself and as successor by merger to KCS Pipeline Systems, Inc., a Delaware corporation; KCS MICHIGAN RESOURCES, INC., a Delaware corporation ("KCS Michigan"); and KCS ENERGY MARKETING, INC., a New Jersey corporation ("KCS Marketing," and together with KRI and KCS Michigan, each individually, a "Borrower" and collectively, the "Borrowers"), each lender that is a signatory hereto or becomes a party hereto as provided in Sections 9.1 or 2.25 of the Credit Agreement (hereinafter defined) (individually, together with its successors and assigns, a "Lender" and, collectively, together with their respective successors and assigns, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York agency (in its individual capacity, "CIBC"), and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as co-agent for the Lenders, and BANK OF AMERICA, NATIONAL ASSOCIATION, successor to NationsBank, N.A., as co-agent for the Lenders and CIBC Inc., a Delaware corporation as collateral agent for the Lenders (in such capacity pursuant to the terms hereof, the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, on December 22, 1998, the Borrowers, the Lenders, and the Agent entered into a First Amended and Restated Credit Agreement (the "Credit Agreement") whereby, upon the terms and conditions therein stated, the Lenders agreed to make loans to the Borrowers up to the aggregate amount of $160,000,000.00 to be used by the Borrowers for the purposes set forth in
Section 2.6 of the Credit Agreement; and

         WHEREAS, the Annual Report of KCS on Form 10-K filed with the SEC on March 31, 1999 (the "10-K Report") revealed the existence of certain events and conditions (the "MAC Events") which are in violation of the terms and provisions of the Credit Agreement and/or which constitute a Material Adverse Effect; and

         WHEREAS, the Agent has advised KCS and the Borrowers in a letter dated April 7, 1999 (the "Default Letter") that the existence of each such MAC Event constitutes a Default; and

         WHEREAS, the Borrowers, KCS, the Lenders, the Agent and the Collateral Agent entered into a Forbearance Agreement dated May 14, 1999 but effective April 1, 1999 (the "Prior Forbearance Agreement") and the Prior Forbearance Agreement terminated pursuant to its terms on June 30, 1999; and

         WHEREAS, pursuant to Section 9.4 of the Prior Forbearance Agreement the Defaults resulting from the MAC Events have become Events of Default pursuant to which the Agent, the Collateral Agent and the Lenders have the right to exercise the rights and remedies available to them under such circumstances, all as set forth in the Credit Agreement and other Loan Documents; and

         WHEREAS, pursuant to the terms of the Credit Agreement and the Prior Forbearance Agreement, the Lenders and the Agent redetermined the Borrowing Base on July 1, 1999 and, as of such date, the Tranche A Obligations were in excess of the Borrowing Base; and

         WHEREAS, the Agent in a letter delivered July 7, 1999, notified KCS and the Borrowers of such excess and demanded pursuant to Sections 3.5(a) and 9.8 of the Prior Forbearance Agreement that payment thereof be made within five days of receipt of the July 7, 1999 notice; and

         WHEREAS, the Borrower failed to pay Obligations in an amount sufficient to eliminate the excess of the Tranche A Obligations over the Borrowing Base; and

         WHEREAS, the Borrowers' failure to repay Obligations in the amount required to reduce Tranche A Obligations to an amount equal to the Borrowing Base on or before July 12, 1999 is an Event of Default pursuant to the Prior Forbearance Agreement and Section 7.1(a)(i) of the Credit Agreement; and

         WHEREAS, the Agent delivered a notice of default dated July 12, 1999 (the "Notice of Default"), pursuant to which (i) all Obligations of the Borrowers and KCS were declared immediately due and payable and (ii) all Commitments of the Lenders to extend credit or to participate in Letters of Credit and the Agent's obligation to issue such Letters of Credit were terminated; and

         WHEREAS, KCS and the Borrowers have requested that, in consideration of the compliance by KCS and the Borrowers with the terms and provisions of this Agreement, the Agent, the Collateral Agent and the Lenders forbear from exercising any further rights and remedies pursuant to the Loan Documents or otherwise and the Agent and the Lenders rescind that declaration contained in the Notice of Default that all Obligations of KCS and the Borrowers pursuant to the Credit Agreement are immediately due and payable; and

         WHEREAS, subject to (i) compliance by KCS and the Borrowers with the terms and provisions of this Agreement applicable to each, and (ii) the other terms and provisions of this Agreement, the Lenders have agreed (x) to forbear from exercising any further rights and remedies as provided in the Loan Documents or otherwise during the Forbearance Period and (y) to rescind the declaration contained in the Notice of Default that all Obligations of KCS and the Borrowers pursuant to the Loan Documents are immediately due and payable, such rescission to be in effect until termination of the Forbearance Period and notice to the Borrowers from the Agent accelerating the date for payment of the Obligations.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                                  GENERAL TERMS

         Section 1.1 Terms Defined in Agreement. As used in this Agreement, except as may otherwise be provided in this Agreement, all capitalized terms which are defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and definitions being incorporated herein by reference.

         Section 1.2 Forbearance Period. Subject to (i) satisfaction of the conditions set forth in Section 4.1 of this Agreement, (ii) continuous compliance by KCS and the Borrowers with the terms and provisions of this Agreement applicable to each, and (iii) the other terms and provisions of this Agreement, the Lenders hereby agree to forbear from exercising any rights and remedies not heretofore exercised which may be available to them as a result of the Events of Default described in the Default Letter and the Notice of Default and subsections 4.2(a)(ii) through (iv) of this Agreement during a period commencing as of the date hereof and ending on the first to occur of (i) any event or condition pursuant to which the Forbearance Period automatically terminates, including without limitation, any of the provisions of Section 8.1 of this Agreement, or (ii) October 5, 1999 (the "Forbearance Termination Date"). The term "Forbearance Period" means the period of time commencing on the Effective Date and ending at 11:59 p.m. on the Forbearance Termination Date. The Agent and the Lenders also agree to rescind, and do hereby rescind, the declaration contained in the Notice of Default that all Obligations of KCS and the Borrowers pursuant to the Loan Documents are immediately due and payable; provided that upon the termination of the Forbearance Period, such declaration may be reinstated by notice to the Borrowers from the Agent; and provided further that the demand for immediate payment of the Tranche A Obligations in excess of the Borrowing Base contained in the Notice of Default shall not be deemed to be modified or altered in any manner hereby and remains in full force and effect. Except as expressly herein provided, upon termination of the Forbearance Period (regardless of how such termination occurs), this Agreement shall have no further force and effect whatsoever, and thereafter the terms and provisions of the Credit Agreement and the other Loan Documents shall be effective as expressly therein provided without further reference to the terms and provisions of this Agreement. Upon the termination of the Forbearance Period, the Agent, on behalf of the Lenders, may declare all Obligations of KCS and the Borrowers pursuant to the Loan Documents to be immediately due and payable, without any grace or cure period that might otherwise be provided in any Loan Document, by delivery of a notice to the Borrowers that such Obligations are due and payable. Nothing herein shall be, or be construed to be, a waiver of the Events of Default as described in the Default Letter or Notice of Default, and nothing herein shall be construed to mean that such Events of Default have been cured or have ceased to exist.

                                    ARTICLE 2

                                   DEFINITIONS


         Section 2.1 Definitions. The following terms shall have meanings as follows:

         "1996 Indenture" means the Indenture dated as of January 15, 1996 by and among KCS, the Subsidiary Guarantors (as such term is defined therein) and Fleet National Bank of Connecticut, as Trustee, relating to the sale by KCS of its eleven percent (11%) Senior Notes due 2003.

         "1998 Indenture" means the Indenture dated as of January 15, 1998, by and among KCS, the Subsidiary Guarantors (as such term is defined therein) and State Street Bank and Trust Company, as Trustee, relating to the sale by KCS of its eight and seven-eighths percent (8 7/8%) Senior Subordinated Notes due 2008.

         "Applicable Margin" shall mean as to each Tranche A Base Rate Loan and each Tranche A LIBO Rate Loan, an amount equal to the percentage set forth in the grid below for such type of Loan:

---------------------------------------------------------------------------
                                        Applicable Margin
                                           (Tranche A)
---------------------------------------------------------------------------
Type of Loans                                       Base Rate     LIBO Rate
---------------------------------------------------------------------------
Loans in an Aggregate Principal Amount in             1.5%          2.5%
the amount of the Borrowing Base or less
---------------------------------------------------------------------------
Loans in Excess of Borrowing Base                     2.0%          3.0%
---------------------------------------------------------------------------


         "Borrowing Base Deficiency" means, at any time, the excess of Tranche A Obligations over the Borrowing Base in effect as of such date.

         "Interest Period" shall mean, subject to the limitations set forth in
Section 2.4 of the Credit Agreement, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is converted from a Loan of another type pursuant to the Credit Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one or two months thereafter, as the Borrowers may request in the Tranche A Borrowing Request or the Tranche B Borrowing Request for such Loan provided that, the Interest Period for each LIBO Rate Loan shall end on or before the Forbearance Termination Date.

         "Tranche B Borrowing Base Deficiency" means, at any time, the excess of Tranche B Obligations over the difference of the Tranche B Borrowing Base less the Borrowing Base in effect as of such date.

                                    ARTICLE 3

                              TERMS AND FACILITIES

         Section 3.1 Loans and Continuing Termination of Commitments. Pursuant to the Notice of Default, the Commitments have been terminated and the Lenders are not obligated and do not have any commitment whatsoever to make Loans, other than conversions of LIBO Rate Loans into Base Rate Loans or Base Rate Loans into LIBO Rate Loans and reborrowings of LIBO Rate Loans which occur at the end of an Interest Period, in each case occurring during the Forbearance Period. The Borrowers may not reborrow any portion of any Loan after all or such portion of any such Loan shall have been repaid. The Lenders shall have no obligation to continue loans as LIBO Rate Loans or to convert Base Rate Loans into LIBO Rate Loans after the Forbearance Termination Date.

         Section 3.2 Letters of Credit. No Letters of Credit were outstanding as of the Effective Date and none are outstanding as of the date hereof and the Agent is not obligated to issue, on behalf of the Lenders or otherwise, and the Lenders are not obligated to participate in, any Letters of Credit.

         Section 3.3 Repayment of Loans and Interest. (a) Accrued and unpaid interest on each outstanding Base Rate Loan shall be due and payable on July 31, 1999, August 31, 1999 and September 30, 1999. Accrued and outstanding interest on each LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period for LIBO Rate Loans which is in excess of one month, on the last day of each calendar month following the commencement of such Interest Period, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Notwithstanding the Notice of Default and subject to Section 2.20 of the Credit Agreement, Loans shall bear interest at the Adjusted Base Rate for each Base Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan; provided that, for purposes of determining the Adjusted Base Rate and Adjusted LIBO Rate for Tranche A Loans, the term "Applicable Margin" shall have the meaning set forth in Section 2.1 of this Agreement.

                  (b) During the Forbearance Period, payments of principal of the Tranche A Loans shall be due and payable in the amount of $1,250,000 on each of July 31, 1999, August 31, 1999 and September 30, 1999. At the time of the making of each payment hereunder, the Borrowers shall specify to the Agent the Tranche A Loans to which such payment is to be applied. In the event the Borrowers fail to so specify, the Agent may apply such payment to Tranche A Loans as it may elect in its discretion and in accordance with the terms of the Credit Agreement and this Agreement.

         Section 3.4 Borrowing Base; Mandatory Prepayments. (a) The Borrowing Base in effect as of the Effective Date is $40,000,000 and the Tranche B Borrowing Base in effect as of the

Effective Date is $45,000,000. The Borrowing Base and the Tranche B Borrowing Base shall be automatically reduced in the amount of the Specified Value of each of the Oil and Gas Properties of any of the Borrowers sold in accordance with
Section 3.6 hereof. Notwithstanding clauses (b), (c), (f) and (g) of Section
2.12 of the Credit Agreement, except for redeterminations pursuant to the immediately preceding sentence, the Borrowing Base and Tranche B Borrowing Base in effect as of the Effective Date shall remain in effect until the first Business Day following the earlier of (x) the Forbearance Termination Date and
(y) September 30, 1999 (the "Redetermination Date") and, notwithstanding Section
2.12 of the Credit Agreement, such redetermination of the Borrowing Base shall be the amount agreed to by the Agent and the Tranche A Lenders and such redetermination of the Tranche B Borrowing Base shall be the amount agreed to by the Agent and the Tranche B Lenders on or after the Redetermination Date.

                  (b) If on or after the Redetermination Date, a Borrowing Base Deficiency exists after giving effect to such redetermination of the Borrowing Base, KCS and the Borrowers shall, within five days from receiving notice of the Borrowing Base, prepay Tranche A Loans in the amount of any increase in the Borrowing Base Deficiency in effect by reason of such redetermination together with accrued and unpaid interest thereon.

                  (c) If on or after the Redetermination Date, a Tranche B Borrowing Base Deficiency exists after giving effect to such redetermination of the Tranche B Borrowing Base, KCS and the Borrowers shall, within five days from receiving notice of the Borrowing Base and the Tranche B Borrowing Base, prepay Tranche B Loans in the amount of any increase in the Tranche B Borrowing Base Deficiency in effect by reason of such redetermination together with accrued and unpaid interest thereon, provided, that any payments required by the immediately preceding clause (b) shall be made prior to payments pursuant to this clause
(c).

                  (d) In addition to the amounts payable pursuant to clauses (b) and (c) above, if any, upon the termination of the Forbearance Period, Tranche A Loans in the amount of any Borrowing Base Deficiency and Tranche B Loans in the amount of any Tranche B Borrowing Base Deficiency existing prior to the redetermination of the Borrowing Base and Tranche B Borrowing Base, respectively, as provided in clause (a) above (but in each case not to exceed the Borrowing Base Deficiency or Tranche B Borrowing Base Deficiency, as the case may be, in effect as of the Redetermination Date) are immediately due and payable without any grace or cure period.

         Section 3.5 Borrowing Base Deficiency, etc. Upon any redetermination of the Borrowing Base or Tranche B Borrowing Base by reason of a sale of Oil and Gas Properties pursuant to Section 3.6 of this Agreement, the Agent shall notify KCS and the Borrowers of the amount of the Borrowing Base and Tranche B Borrowing Base after such redetermination and the amount of any Borrowing Base Deficiency or Tranche B Borrowing Base Deficiency which may exist on such date.

         Section 3.6 Sales of Oil and Gas Properties. At any time during the Forbearance Period that (i) any of the Oil and Gas Properties which are described in Exhibit "A" hereto, or any other Oil and Gas Properties which are added to Exhibit "A" pursuant to the agreement of the Agent, the

Required Lenders, KCS and the Borrowers with respect to a Specified Value (collectively, the "Scheduled Properties"), or (ii) any other Oil and Gas Properties owned by any of the Borrowers (the "Unscheduled Properties") are sold (other than Oil and Gas Properties described in Section 7.1(iii) of this Agreement), KCS and the Borrowers shall, substantially concurrently with the sale thereof, pay principal of the Tranche A Obligations in an amount equal to
(i) with respect to Scheduled Properties, the value attributable to such Scheduled Properties as specified in Exhibit "A" as amended from time to time or
(ii) with respect to the Unscheduled Properties the value specified by the Agent with the consent of the Required Lenders (collectively, the "Specified Value") until the principal of such Tranche A Obligations is paid in full and next to the Tranche B Obligations. In addition, upon the sale of any such Oil and Gas Properties (whether Scheduled Properties or Unscheduled Properties), if the Net Cash Proceeds are greater than the Specified Value, KCS and the Borrowers shall pay an amount equal to twenty percent (20%) of the portion of the Net Cash Proceeds in excess of the Specified Value which shall be applied (i) first to the repayment of the principal of the Tranche A Obligations until the principal amount of such Tranche A Obligations is repaid in full and (ii) next to the repayment of the principal of Tranche B Obligations until the principal amount of such Tranche B Obligations is repaid in full. At the time of the making of each payment hereunder, the Borrowers shall specify to the Agent the Loans to which such payment is to be applied in accordance with the terms of this Agreement. In the event the Borrowers fail to so specify, the Agent may apply such payment to Loans as it may elect in its discretion and in accordance with the terms of the Credit Agreement and this Agreement. The Agent shall have the necessary authority to release, and each Lender hereby consents to the Agent releasing, Liens on the Scheduled Properties and the Unscheduled Properties so long as the Net Cash Proceeds equal or exceed the Specified Value.


                                    ARTICLE 4

                                   CONDITIONS

     Section 4.1 Conditions Precedent to Initial Effectiveness of Agreement.
The Lenders shall have no obligation to forbear from exercising any rights and remedies under and pursuant to the Loan Documents unless and until the Agent shall have received the following documentation and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of KCS or the Borrowers and dated, where applicable, of even date herewith or a date prior thereto:

         (a) multiple counterparts of this Agreement as requested by the Agent;

         (b) certificates of incumbency and copies of corporate resolutions in the form attached hereto as Exhibit "B" approving and authorizing the transactions contemplated herein duly adopted by the boards of directors of KCS and each Borrower accompanied by certificates of the secretary or an assistant secretary of KCS and each Borrower, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of KCS and each Borrower, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate; and

         (c) the opinion of counsel to KCS and the Borrowers in the form attached hereto as Exhibit "C".

         Section 4.2 Additional Conditions Precedent to Initial Effectiveness of Agreement. The obligations of the Agent, the Collateral Agent, and the Lenders to forbear from exercising their rights and remedies under and pursuant to the Credit Agreement and other Loan Documents are subject to the satisfaction of the following additional conditions precedent that, as of the date of execution of this Agreement:

         (a) no Default or Event of Default shall exist except for (i) the Defaults or Events of Default referred to in the Default Letter and the Notice of Default, (ii) the defaults and events of default existing in connection with the Affiliate Credit Agreement including, without limitation, the event of default pursuant to the Affiliate Credit Agreement which is set out in that notice of default delivered to the borrowers under the Affiliate Credit Agreement dated July 12, 1999 and any Default or Event of Default pursuant to
Section 7.1(e) of the Credit Agreement by reason of such event of default, (iii) Defaults existing pursuant to Section 7.1(e) of the Credit Agreement or defaults pursuant to the 1996 Indenture and 1998 Indenture, in each case by reason of the non-payment of certain interest obligations in respect of the Public Debt and
(iv) defaults and events of default pursuant to Section 5.1(e) of each of the 1996 Indenture and the 1998 Indenture by reason of the Events of Default and defaults or events of default set forth in clauses (i) and (ii) above;

         (b) no Material Adverse Effect shall have occurred and be continuing except for those disclosed in the 10-K Report, the Event of Default set forth in the Notice of Default and the consequent acceleration of the maturities of the Obligations and those defaults and events of default set forth in clauses (ii) through (iv) of subsection (a) of this Section 4.2;

         (c) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct, except for (i) such representations and warranties which were contained in the Credit Agreement and the other Loan Documents which are modified and/or supplemented as provided in Sections 5.2 and 5.3 of this Agreement or (ii) those which are expressly stated to be made as of a particular date;

         (d) the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

         (e) the consummation of the transactions contemplated hereby shall not contravene, violate, or conflict with any Requirement of Law; and

         (f) legal counsel for the Agent shall have received payment (to the extent invoiced) from KCS and the Borrowers for all reasonable fees and expenses and legal counsel of any Lender shall have received payment (to the extent invoiced) from KCS and the Borrowers for all reasonable fees nd expenses for services rendered after July 1, 1999, in each case as payable by KCS and the Borrowers pursuant to the Loan Documents.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         KCS and each Borrower hereby represents and warrants to the Agent and each Lender that:

         Section 5.1 Representations Repeated. The representations and warranties of KCS and the Borrowers contained in the Credit Agreement and the other Loan Documents and otherwise made in writing by or on behalf of KCS and the Borrowers pursuant to the Credit Agreement and the other Loan Documents were true and correct when made, and are true and correct in all material respects at and as of the Effective Date and the date hereof except for such representations and warranties (i) which were contained in the Credit Agreement and the other Loan Documents which are modified or supplemented as provided in Section 5.2 and
5.3 of this Agreement, and (ii) which are expressly stated to be made as of a particular date which shall remain true and correct as of the date made.

         Section 5.2 Scope and Accuracy of Financial Statements. The Financial Statements of KCS and its Subsidiaries as at December 31, 1998, present fairly the financial position and results of operations and cash flows of KCS and its Subsidiaries in accordance with GAAP as at the relevant point in time or for the period indicated. No event or circumstance has occurred since December 31, 1998, except for the MAC Events disclosed in the 10-K Report, and the Event of Default and the consequent acceleration of the maturities of the Obligations as set forth in the Notice of Default, and other defaults and events of default as set forth in subsections 4.2(a)(ii) through (iv) of this Agreement which could reasonably be expected to have a Material Adverse Effect on KCS or KRI.

         Section 5.3 Default. Neither KCS nor any of the Borrowers is in default of, and no event has occurred which, with the lapse of time or giving of notice, or both, could result in such a default of, (i) any charter document or bylaws of any Borrower or KCS, or (ii) any agreement, obligation or Debt to which any Borrower or KCS is a party or by which any Property of any Borrower or KCS may be bound, pursuant to which the obligations of KCS or any of the Borrowers in the aggregate under any such agreement, obligation or Debt, or the obligations secured thereby, exceed $2,500,000, except (x) such as are being contested in good faith and as to which such reserve as may be required by GAAP shall have been made therefor or (y) the Defaults and Events of Default pursuant to the Credit Agreement and the defaults and events of default pursuant to the Affiliate Credit Agreement, the 1996 Indenture and the 1998 Indenture, in each case as described in Section 4.2(a) of this Agreement, and KCS and the Borrowers hereby acknowledge that the Events of Default described in the Default Letter and the Notice of Default are existing as of the date hereof.

         Section 5.4 Defenses. As of the date hereof, the outstanding principal amount of the Tranche A Loans is $61,108,900 and the outstanding principal amount of the Tranche B Loans is $5,000,000 and neither KCS nor any Borrower has any defenses, offsets or counterclaims which would limit, reduce or impair in any manner the obligations and indebtedness of KCS or any Borrower to pay the full amount of the Obligations.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Section 6.1 Monthly Reconciliation Reports. During the Forbearance Period KCS and the Borrowers shall deliver to the Agent, on or before the last day of each calendar month, commencing July 31, 1999, Sufficient Copies of a report prepared by KCS and certified by a Responsible Officer of KCS to be true and correct as of the close of the immediately preceding calendar month and for the period indicated with respect to (i) Net Cash Proceeds on a consolidated basis from sales of Oil and Gas Properties for such period, and (ii) such other financial information as the Agent or any Lender reasonably requests.

         Section 6.2 Fees and Expenses. In addition to the covenants in the Credit Agreement, during the Forbearance Period, KCS and the Borrowers shall:

         (a) promptly pay to or reimburse the Agent or the Collateral Agent, as applicable, for all reasonable third-party fees, out-of-pocket costs and expenses of the Agent and the Collateral Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Agreement, the Credit Agreement and the other Loan Documents, and any and all amendments, restatements and supplements thereof and thereto, the filing and recordation of the Security Instruments, and the consummation of the transactions contemplated by the Loan Documents, including reasonable fees and expenses of legal counsel and auditors and accountants for the Agent and the Collateral Agent.

         (b) upon request by the Agent or on the request of any Lender with notice to the Agent, promptly pay for all amounts reasonably expended, advanced, or incurred (x) by or on behalf of the Agent and the Collateral Agent or (y) with respect to services rendered or expenses incurred after July 1, 1999, by or on behalf of such Lender (i) to satisfy any obligation of KCS and/or any of the Borrowers under any of the Loan Documents; (ii) to collect the Obligations;
(iii) to enforce the rights of the Agent, the Collateral Agent, and the Lenders under any of the Loan Documents, including, without limitation, any such expenses in connection with the preparation, execution, delivery and enforcement of this Agreement and any instruments and documents executed in connection herewith, and any amendments, restatements and supplements thereof and thereto; and, (iv) to protect the Properties or business of KCS and the Borrowers, including the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to KCS and the Borrowers by the Agent or such Lender and which amounts shall include all court costs and reasonable fees and expenses of legal counsel, auditors and accountants, petroleum engineers, and environmental and insurance consultants.


         (c) during the Forbearance Period, the Borrowers and KCS will each permit the Agent, each Lender and Ernst & Young LLP or an alternate independent public accounting firm designated by the Agent (Ernst & Young LLP or such alternate independent public accounting firm designated by the Agent, the "Financial Representative"), upon reasonable prior notice, to visit all of their respective offices and to discuss the financial matters of each with its officers and independent public accountant. Each of the Borrowers and KCS hereby authorizes such independent public accountant to discuss its financial matters with the Agent and the Financial Representative whether or not any representative of such Borrower or KCS is present. The Agent, each Lender and the Financial Representative may, upon reasonable prior notice, examine (and, at the expense of the Borrowers or KCS, photocopy extracts from) any of its books or other corporate records. The Borrowers or KCS shall pay the reasonable fees of the Financial Representative incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this clause.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         Section 7.1 Sales of Assets. Notwithstanding the provisions of Section
6.5 of the Credit Agreement, KCS and the Borrowers shall not, and shall not permit any of their respective Subsidiaries to sell, transfer, or otherwise dispose of any Oil and Gas Properties, in one or any series of transactions, whether now owned or hereafter acquired, or enter into any agreement to do so unless the proceeds of such sales (i) are of the type described in clauses (a) and (b) of the first sentence of Section 6.5 of the Credit Agreement, or (ii) are made subject to and in accordance with the provisions of Section 3.6 of this Agreement concerning payments upon the sale of certain Oil and Gas Properties, or (iii) have an aggregate value for all such sales of less than $250,000 (excluding sales of Oil and Gas Properties, the proceeds of which are applied to the Loans in accordance with other provisions of this Agreement).

         Section 7.2 Restricted Payments. During the Forbearance Period (i) none of the Borrowers, KCS or any Subsidiary of KCS shall make any payment of principal of or interest on the Public Debt or purchase, redeem or defease any of the Public Debt or make a deposit for such payment, purchase, redemption or defeasance and (ii) KCS shall not pay or make any dividend or distribution or purchase, redeem or otherwise acquire for value, any share of any class of its capital stock.


                                    ARTICLE 8

                                   TERMINATION

         Section 8.1 Termination of Agreement. (a) The Forbearance Period shall automatically terminate upon the occurrence of (i) an Event of Default specified in the Credit Agreement, other than those described in the Default Letter or the Notice of Default or arising pursuant to Section 7.1(e) of the Credit Agreement by reason of a default or event of default pursuant to the Affiliate Credit Agreement and existing as of the date hereof or any Event of Default pursuant to
Section 7.1(e) of the Credit Agreement arising by reason of a failure to pay or perform obligations in respect of the Public Debt, or (ii) the termination of any forbearance by lenders arising under or in connection with the Affiliate Credit Agreement, or (iii) any default in the payment when due of any sums payable hereunder or in the due observance or performance of any obligation of KCS and/or any of the Borrowers hereunder, including, without limitation, the making of any payment, purchase or deposit or the taking of any other action by the Borrowers, KCS or any Subsidiary of KCS which is prohibited by Section 7.2 of this Agreement; or (iv) any failure by the Borrowers to deliver to the Agent on or before August 15, 1999 the engineering reports and data required by Sections 5.4(b) and (c) of the Credit Agreement, or (v) any representation or warranty made in this Agreement by KCS and/or any Borrower proving to have been untrue in any material respect as of the date the facts therein set forth were stated or certified.

         (b) Except as herein expressly provided, upon the termination of the Forbearance Period, this Agreement shall terminate and be of no further force and effect and the rights and remedies of the Agent, the Collateral Agent and the Lenders shall be such as are provided in the Credit Agreement and the other Loan Documents.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent, the Collateral Agent or any of the Lenders or any of their officers or employees, nor any forbearance, failure or delay by the Agent, the Collateral Agent or any of the Lenders with respect to exercising any of their rights under the Credit Agreement or any other Loan Document shall operate as a waiver thereof including, without limitation, (i) any forbearance by the Agent, the Collateral Agent and the Lenders with respect to the Events of Default described in the Default Letter or the Event of Default described in the Notice of Default or any other Default or Event of Default, (ii) any forbearance by the Agent, the Collateral Agent and the Lenders from constituting any Default as an Event of Default and (iii) any and all other actions of the Agent, the Collateral Agent and the Lenders. The rights of the Agent, the Collateral Agent and the Lenders under this Agreement, the Credit Agreement and the other Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of KCS and/or any of the Borrowers contained in this Agreement, the Credit Agreement or any other Loan Documents. In the event any Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit nor the forbearance from exercising their rights and remedies as provided in the Credit Agreement and other Loan Documents shall have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be a Default or an Event of Default or from exercising their rights and remedies as provided in the Credit Agreement and other Loan Documents.

         Section 9.2 Release. KCS and the Borrowers hereby release the Agent, the Collateral Agent and the Lenders from any and all claims and causes of action arising out of or relating in any way to the actions or omissions of such Persons in connection with the Loans, the Commitments or any of the Loan Documents.

         Section 9.3 Severability. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement.

         Section 9.4 No Cure of Default. This Agreement shall not have the effect of curing or otherwise eliminating the Defaults or Events of Default described in the Default Letter or the Event of Default described in the Notice of Default. Unless any Default or Event of Default is waived in writing by the Lenders, such Default or Event of Default shall continue to exist throughout the Forbearance Period.

         Section 9.5 Extent of Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents and the rights and remedies of the parties thereto are not amended, modified, altered, or affected by this Agreement. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement and the other Loan Documents are herein ratified and confirmed and shall remain in full force and effect. This Agreement does not constitute an amendment to the Credit Agreement or the other Loan Documents, but rather, constitutes a temporary supplement thereto. The terms and provisions of the Credit Agreement and the other Loan Documents are expressly incorporated herein except to the extent such terms and provisions conflict with the terms and provisions of this Agreement, in which case, during the Forbearance Period, but not otherwise, the terms and provisions of this Agreement shall control.

         Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.7 Indemnification. KCS and the Borrowers jointly and severally agree to indemnify the Agent, the Collateral Agent, the Lenders and each of their officers, directors, employees, agents, attorneys-in-fact and affiliates (the "Indemnified Persons") from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever (individually or collectively, the "Liabilities") which may at any time be imposed on, incurred by or asserted against the Indemnified Persons in any way relating to or arising out of this Agreement, the Credit Agreement or any other Loan Document, or any other document contemplated or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Indemnified Persons under or in connection with any of the foregoing, including any Liabilities incurred or asserted as a result of the negligence, whether sole or concurrent, of any of the Indemnified Persons; provided that neither KCS nor any Borrower shall be liable to any Indemnified Person for the payment of any portion of such Liabilities resulting solely from the gross negligence or willful misconduct of any such Indemnified Person.

         Section 9.8 Survival. Notwithstanding any other provision of this Agreement, all representations and warranties of KCS and the Borrowers and the provisions of the penultimate sentence of Sections 1.2 and Sections 2.1, 3.1, 3.2, 3.4, 9.2, 9.7 and this Section 9.8 of this Agreement shall survive the termination of the Forbearance Period and the termination of this Agreement and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on July 26, 1999; provided that this Agreement shall be effective as of July 1, 1999.


                          [SIGNATURE PAGES TO FOLLOW]

                                          KCS ENERGY, INC.


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------



Address for Notices:

5555 San Felipe, Suite 1200
Houston, Texas 77056
Attention: Kathryn M. Kinnamon
Telecopy: (713) 877-1372


Principal Place of Business
 and Chief Executive Office:

5555 San Felipe, Suite 1200
Houston, Texas 77056
Attention: Kathryn M. Kinnamon
Telecopy: (713) 877-1372


                                          BORROWERS:

                                          KCS RESOURCES, INC.


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------


                                          KCS MICHIGAN RESOURCES, INC.

                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------

                                          KCS ENERGY MARKETING, INC.


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------






Address for Notices:

5555 San Felipe, Suite 1200
Houston, Texas 77056
Attention: Kathryn M. Kinnamon
Telecopy: (713) 877-1372

                                          CO-AGENT AND A LENDER:

                                          BANK ONE, TEXAS, NATIONAL
                                          ASSOCIATION


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------


Applicable Lending Office:

910 Travis
Houston, Texas 77002
Attention: Karen Smith
Telecopy: (713) 751-7894


Address for Notices:

910 Travis Street
Houston, Texas 77002
Attention:
            ------------
Telecopy: (713) 751-3544

                                          CO-AGENT AND A LENDER BANK OF
                                          AMERICA, NATIONAL ASSOCIATION,
                                          successor to NationsBank, N.A.


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------



Applicable Lending Office:

901 Main Street, 14th Floor
Dallas, Texas 75202
Attention: Corporate Credit Services


Address for Notices:

901 Main Street, 68th Floor
Dallas, Texas 75202
Attention: William E. Livingstone, IV
Telecopy: (214) 209-3533

                                          LENDERS:

                                          COMERICA BANK-TEXAS


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------


Applicable Lending Office:

1508 West Mockingbird
Dallas, Texas 75235


Address for Notices:

1601 Elm Street
Second Floor
Dallas, Texas 75202
Attention:
           -------------
Telecopy: (214) 965-8990


with copies to:

COMERICA BANK-TEXAS
One Shell Plaza
910 Louisiana, Suite 410
Houston, Texas 77002
Attention: Daniel G. Steele
Telecopy: (713) 722-6550

                                          DEN NORSKE BANK ASA


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------



                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------

Applicable Lending Office:

200 Park Avenue, 31st Floor
New York, New York 10166-0396


Address for Notices:

200 Park Avenue, 31st Floor
New York, New York 10166-0396
Attention: Cathleen Buckley
Telecopy: (212) 681-4123


with copies to:

DEN NORSKE BANK ASA
333 Clay Street, Suite 4890
Houston, Texas 77002
Attention: Morten Kreutz
Telecopy: (713) 757-1167

                                          GENERAL ELECTRIC
                                          CAPITAL CORPORATION


                                          By:
                                               --------------------------------

                                          Name:
                                                 ------------------------------

                                          Title:
                                                  -----------------------------


Address for Notices:
SFG Global Asset Management
120 Long Ridge Road
Stamford, CT 06927

Telecopier No.: (203) 357-4890
Telephone No.: (203) 357-6536
Attention: Peter Fortmann

                                          CIBC INC., Lender and Collateral Agent


                                          By:
                                               --------------------------------
                                               Authorized Signatory


Address for Notices:

1600 Smith Street, Suite 3100
Houston, Texas 77002
Attention: Mark Wolf
Telecopy: (713) 650-7675

                                          AGENT:


                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE


                                          By:  --------------------------------
                                               Authorized Signatory

Address for Notices:

425 Lexington Avenue
7th Floor
New York, New York 10017
Attention: Marybeth Ross
   Syndications Group
Telecopy: (212) 856-3763


with copies to:

CANADIAN IMPERIAL BANK OF COMMERCE
1600 Smith Street
Houston, Texas 77002
Attention: Mark Wolf
Telecopy: (713) 650-7675

                                                                       EXHIBIT C


                                  July 26, 1999

To each Lender party
to the Forbearance Agreement
referenced below and
Canadian Imperial Bank
of Commerce, as Agent and
CIBC Inc. as Collateral Agent

         Re: Forbearance Agreement dated July 26, 1999 but to be effective as of July 1, 1999, by and among KCS Energy, Inc., KCS Resources, Inc., KCS Michigan Resources, Inc. and KCS Energy Marketing, Inc. (collectively, the "KCS Entities"), Canadian Imperial Bank of Commerce, as Agent, CIBC Inc., as Collateral Agent and the lenders party thereto from time to time (the "Forbearance Agreement")

Ladies and Gentlemen:

         We have acted as counsel to the KCS Entities in connection with the transactions contemplated in the Forbearance Agreement. This Opinion is delivered pursuant to Section 4.1(c) of the Forbearance Agreement, and the Agent and the Lenders are hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Forbearance Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Forbearance Agreement.

         In our representation of the KCS Entities, we have examined an executed counterpart of the Forbearance Agreement.

         We have also examined the originals, or copies certified to our satisfaction, of such other records of the KCS Entities, certificates of public officials and officers of the KCS Entities, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

         In making such examinations, we have, with your permission, assumed:

         (a) the genuineness of all signatures to the Forbearance Agreement other than those of the KCS Entities;

         (b) the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

         (c) the Agent and each Lender is authorized and has the power to enter into and perform its obligations under the Forbearance Agreement;

         (d) the due authorization, execution, and delivery of the Forbearance Agreement by each party thereto other than the KCS Entities; and

         (e) the representations as to factual matters made by the KCS Entities in the Forbearance Agreement are true and complete.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

         A. The execution and delivery by the KCS Entities of the Forbearance Agreement and the payment and performance of all obligations of the KCS Entities thereunder are within the power of each KCS Entity and have been duly authorized by all necessary corporate action.

         B. The Forbearance Agreement constitutes the legal, valid, and binding obligations of each KCS Entity, enforceable against each KCS Entity in accordance with its terms.

         The opinions expressed herein are subject to the following qualifications and limitations:

         We are licensed to practice law only in the States of New Jersey and New York and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State of New Jersey, the State of New York, applicable United States federal law, and the corporation laws of the State of Delaware.

         The validity, binding effect, and enforceability of the Forbearance Agreement or certain provisions thereof may be limited or affected by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, judicial decisions, statutes or rules of law which limit the effect of waivers of rights by a debtor and limit the permissible scope of indemnification agreements, provided, however, that the limitations and other effects of such statutes or rules of law, as currently in effect, upon the validity and binding effect of the Forbearance Agreement should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements and forbearance agreements generally. No opinion is expressed with respect to the enforceability of any provisions that may purport to bind the KCS Entities to the waiver of any right or defense which by virtue of applicable law or equitable principle cannot be waived.

         The enforceability of the respective obligations of the KCS Entities under the Forbearance Agreement is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

         This Opinion is furnished by us solely for the benefit of the Agent,

the Lenders and the successors and assigns of each in connection with the transactions contemplated by the Forbearance Agreement and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

         This Opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion to you.

                                          Very truly yours,

                                          ORLOFF, LOWENBACH, STIFELMAN
                                              & SIEGEL, P.A.


                                          By:
                                               --------------------------------